Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. §1350

Pursuant to 18 U.S.C. §1350, each of the undersigned certifies that this quarterly report on Form 10-Q for the period ended April 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of LTX Corporation and its wholly owned subsidiaries.

/s/ Roger W. Blethen
Roger W. Blethen
Chairman of the Board and
Chief Executive Officer

Dated: June 8, 2004

/s/ Mark J. Gallenberger
Mark J. Gallenberger
Vice President and
Chief Financial Officer and Treasurer

Dated: June 8, 2004